SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRADALL INDS INC

          GABELLI FUNDS, LLC
               THE GABELLI VALUE FUND,INC.
                                 6/04/99           90,000            19.8698
                                 6/04/99           60,000            19.8438
               THE GABELLI EQUITY TRUST,INC.
                                 6/04/99           40,000            19.8438
                                 6/04/99           60,000            19.8698
          GABELLI ASSOCIATES LTD
                                 6/04/99           40,000            19.8242
                                 6/03/99            4,900            19.8125



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.